United States
Securities And Exchange Commission

Washington, D.C. 20549

_________________

FORM 8—K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Act of 1934

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Date of report (date of earliest event reported):  June 9, 2006

UNIVERSAL GUARDIAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24755 (Commission File Number)	33-0379106 (I.R.S. Employer Identification No.)

4695 MacArthur Court
Suite 300
Newport Beach, California 92660
(949) 861-8295
 (Address of principal executive offices) (Zip Code)
(Registrant's telephone number, including area code:)

N/A
(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Universal Guardian Holdings, Inc. (“we”, “our company” or “Universal Holdings”) files this report on Form 8-K to report the following transactions or events:

Section 1 — Registrant’s Business and Operations

Item 1.01.

Entry into a Material Definitive Agreement

See Item 3.02

Section 3 — Securities and Trading Markets

Item 3.02.

Unregistered Sales of Equity Securities

On June 9, 2006, Universal Holdings consummated a private placement pursuant to which we sold the following securities to 40 accredited investors in consideration of gross cash proceeds of $4,000,000: (1) a total of 5,333,352 common shares, and (2) five-year stock purchase warrants entitling the holders to purchase a total of 2,666,681 common shares at $ 1.12½ per share.

As part of that transaction, we paid the following compensation to Paulson Investment Company, Inc., as placement agent for the offering:  (1) cash compensation in the amount of $400,000, representing 10% of the gross proceeds of the offering; (2) a non-accountable expense allowance in the amount of $120,000, representing 3% of the gross proceeds of the offering; and (3) a five-year placement agent warrant entitling Paulson to purchase a total of 266,669 units at the price of $1.50 per unit, each unit comprised of two common shares and a five-year stock purchase warrant entitling Paulson to purchase one common share at $1.12½ per share.

We may accelerate the term of the aforesaid stock purchase warrants in the event that the fair market value of our common shares equals or exceeds $1.50 for five consecutive trading days.  In any such event, the holder of the warrant will have thirty days from notice to exercise the warrant.

As part of the transaction, we agreed to use our best efforts to file a registration statement with the SEC on or before July 9, 2006 to register the common shares sold under the offering or issuable upon exercise of the warrants sold under the offering, and to have that registration statement declared effective on or before September 12, 2006, subject to extensions to address SEC comments.  In the event that the SEC fails to declare the registration statement effective by the required effective date as a result of our failure to timely respond to any SEC comments, then as a penalty we would, at our sole discretion, pay to each investor (1) a cash penalty equal to 1/4 of 1% of the purchase price paid by that investor for his or her securities purchased or, (2) a penalty payable in securities equal to 1/4 of 1% of the securities purchased by such investor, for each 30 days or portion thereof in which we fail to procure effectiveness.  Similarly, if the effective status of the registration statement is suspended at any time due to our failure to file our periodic reports with the SEC, then we would pay a similar penalty until effectiveness is reinstated.

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 9, 2006, Universal Holdings hired Mr. Keith Winsell as Vice President of Marketing.  Over the past ten years, Mr. Winsell worked for Nautilus, Inc. (NYSE:NLS), and its predecessors, including Nautilus Group, Inc., Direct Focus, Inc. and Bowflex USA.  Mr. Winsell served as Director of Marketing and Advertising for these companies over the past five years.  Prior to that, he held positions handling project management, production management, telemarketing and other marketing duties functions.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Newport Beach, California, this 14th day of June, 2006.

UNIVERSAL GUARDIAN HOLDINGS, INC., a Delaware corporation
By:	/s/ Michael J. Skellern
Michael J. Skellern President and Chief Executive Officer (principal executive officer)